Cheston Reisler Manager Human Resources Phone: 410-430-1994 Fax: 410-860-8719 Cheston_Reisler@jubl.com

November 27, 2006

Mr. Ward Barney
3 Pepperbush Court
Medford, NJ 08055

Dear Ward:

Management of Jubilant Pharmaceuticals, Inc (JPI) is pleased to make an offer of employment to you for the position of Chief Operating Officer.

This letter is intended to outline the basic terms of employment. If you choose to accept this offer, please sign the enclosed copy of this letter and return it (via fax or email) to my attention at JPI. JPI’s Human Resources Policies, Practices and Procedures Manual (the “Manual”) will govern your employment at JPI. This is available for your review at our HR Department or at the office of the undersigned, and you are welcome to review it prior to accepting this offer. Your continued employment at JPI will be “at-will” in nature and neither this letter nor any other oral or written representations may be considered a contract for any specific period of time. Set out below are the basic terms of your employment as supplemented by the Manual.

Job Title:	Chief Operating Officer

Nature of the Job:	Exempt/Salaried

Base Pay:	$150,000/YR ($5,769.23 semi-monthly)

Annual Bonus Plan:
The targeted bonus payment for your position is 30% of your base salary. The program’s potential payout varies according to annual corporate, department, and individual performance with a payment range of 0% to 200% of target. Bonus payments are made after completion of our fiscal year end audit in accordance with company policy and are pro-rated based upon hire date.

Relocation Assistance:	Company will provide up to $40,000 in relocation assistance to be reimbursed upon receipt of eligible qualifying receipts per company policy.

A Jubilant Organosys Company	Operations Center	Sales & Marketing Office
	Jubilant Pharmaceuticals, Inc.	Jubilant Pharmaceuticals, Inc.
	207 Kiley Drive	1155 Business Center Drive, Suite 130
	Salisbury, MD 21801-2249	Horsham, PA 19044-3422
	Phone: 410-860-8500	Phone: 215-443-2800
	Fax: 410-860-8719	Fax: 215-443-9646
	www.jubilantRx.com	www.jubilantRx.com

Cheston Reisler Manager Human Resources Phone: 410-430-1994 Fax: 410-860-8719 Cheston_Reisler@jubl.com

Temporary Housing:	The Company will pay for your stay in hotel for up to 60 days. Additional time may be granted upon senior management approval if required.

Starting Date:	November 30, 2006

Vacation:	You will be eligible for three weeks of vacation annually. This will be prorated during your first year of employment.

Benefits:	You will be entitled to health insurance coverage as per the Company’s policy.

You will be part of the Company’s 401K Plan when you become eligible pursuant to the terms of the Plan documents.

Other benefits applicable to your job are described in detail in the Manual.

Regarding relocation assistance and temporary housing, if you voluntarily resign or are terminated for willful misconduct within the first twelve months of employment of your start date any amount the company has paid in relocation assistance and temporary housing for you will be due back to the company within thirty days after your last day of employment. If your employment terminates as described above within two years of your start date, fifty percent (50%) of the amount the company paid in relocation assistance and temporary housing will be due back to the company.

Also it is agreed that you will place your house on the market within two weeks of your start date.

A Jubilant Organosys Company	Operations Center	Sales & Marketing Office
	Jubilant Pharmaceuticals, Inc.	Jubilant Pharmaceuticals, Inc.
	207 Kiley Drive	1155 Business Center Drive, Suite 130
	Salisbury, MD 21801-2249	Horsham, PA 19044-3422
	Phone: 410-860-8500	Phone: 215-443-2800
	Fax: 410-860-8719	Fax: 215-443-9646
	www.jubilantRx.com	www.jubilantRx.com

Cheston Reisler Manager Human Resources Phone: 410-430-1994 Fax: 410-860-8719 Cheston_Reisler@jubl.com

If you accept employment with us, you shall commence your employment with JPI as stated above. Please feel free to contact us in case you have any questions.

Sincerely,

/s/ Cheston W Reisler

Cheston W Reisler
Human Resources Manager

On this of	28	of	11	,	2006
	(day)		(month)		(year)

I hereby accept the offer of employment as stated above.

/s/ Ward W. Barney
Ward W. Barney